Exhibit 10.37

NOTICE OF OPTION EXERCISE FOR 1995 OPTION

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Corporate Secretary:

Reference is hereby made to the Option Agreement, dated March 31, 1995 (the “Option Agreement”), between myself and Williams Scotsman International Inc. (f/k/a Scotsman Holdings, Inc.,) a Delaware corporation (the “Corporation”), as amended March 25, 2005.  Reference is also made to an anticipated initial public offering of the Corporation’s common stock, expected to close on or around September __, 2005 (the “Offering”).

By signing and acknowledging this Notice of Option Exercise, the Corporation and I agree that, notwithstanding anything to the contrary in the Option Agreement:

1.  The option evidenced by the Option Agreement (the “Option”) is hereby terminated, by exercise thereof, as more fully provided herein.

2.  I hereby elect to exercise the Option pursuant to the Option Agreement, as amended, subject to all the terms and provisions thereof and of the 1994 Employee Stock Option Plan, as amended (the “Plan”), and agree to purchase ________ shares (the “Shares”) of the common stock, par value $0.01 per share (“Common Stock”), of the Corporation at a price of $_________ per share pursuant to such exercise.  This election shall become irrevocable effective upon the execution of the Underwriting Agreement between the underwriters, the Corporation, and the selling stockholders of the Corporation.

3.  Pursuant to the terms of the custody agreement entered into by myself, the Corporation and the selling stockholders of the Corporation in connection with the Offering (the

“Custody Agreement”), I hereby direct (i) the Corporation to issue the Shares and (ii) the attorneys in fact under the Custody Agreement and the Corporation as custodian to direct the transfer agent of the Corporation to register and deliver the Shares upon the direction of the underwriters, such delivery to be made on the Closing Date against payment by me on the Closing Date of the Option exercise price and related tax withholding.

4.  The Option exercise price for the Shares (the “Exercise Price”) and the related legal minimum tax withholding, shall be paid to the Corporation on my behalf by the underwriters of the Offering on the Closing Date and in full satisfaction of my obligation to pay the Exercise Price and the legal minimum required tax withholding, and these amounts shall be retained by the underwriters from the proceeds of the sale of the Shares in the Offering (to return the payment to the Corporation on my behalf), and any remaining proceeds shall be remitted to me.

Date:
(Optionee)

Received by Williams Scotsman International on

, 2005

By:
Name:
Title:

2